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                                                                    Exhibit 10.7

         AMENDED AND RESTATED STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT dated as of April 7, 2000 (the "Agreement"), between Cripple Creek Securities, LLC, a limited liability company organized and existing under the laws of the State of New York (the "Investor"), and Elcom International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H :
                               - - - - - - - - - -

             WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may elect to issue to the Investor, and, at the Company's option, the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, $.01 par value (the "Common Stock"), for a maximum aggregate Purchase Price of $50,000,000 (the "Maximum Offering Amount");

             WHEREAS, the parties previously entered into that certain Structured Equity Line Flexible Financing Agreement dated as of December 30, 1999 ("Original Agreement");

             WHEREAS, the parties now deem it necessary and desirable to make certain changes and modifications to the Original Agreement as set forth below; and

             WHEREAS, the parties desire that the Original Agreement shall no longer have any force and effect, and instead shall in its entirety be replaced with and restated by this Agreement;

             NOW, THEREFORE, the parties hereto agree as follows:


                                       I.

                               CERTAIN DEFINITIONS


             1.1 DEFINED TERMS. As used in this Agreement (including the recitals above), the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

             "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereof.

             "APPLICABLE QUANTITY" shall mean the number of shares of Common Stock that is determined by dividing the Investment Amount by the Purchase Price, rounded up or down to the nearest whole number of shares.


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             "BENEFIT PLAN" shall have the meaning set forth in Section 5.12 hereof.

             "BLOCKING EVENT" shall have the meaning set forth in Section 2.5(a) hereof.

             "BLOOMBERG" shall mean Bloomberg Financial Press.

             "BLUE SKY LAWS" shall mean the United States state securities and takeover laws.

             "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

             "CLOSING" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.4 hereof.

             "CLOSING DATE" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the second Trading Day following the date of receipt of an Investor Notice to the Company of its election to purchase Common Stock from the Company (as extended pursuant to this Agreement).

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMMITMENT PERIOD" shall mean the period commencing on the date that the first Investment Period begins and expiring on the earliest to occur of
(a) the election by the Company or the Investor to terminate the Investor's obligation to purchase Common Stock pursuant to Section 10.4 herein, (b) the date on which the Investor shall have made purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $50,000,000 or such lesser maximum purchase amount as determined pursuant to Section 2.2, (c) the date this Agreement is terminated pursuant to Section 2.5, and (d) the date occurring 18 months (subject to extension as provided by Section 2.5(a)(ii)) after the date that the first Investment Period begins.

             "COMMON STOCK" shall have the meaning set forth in the recitals above.

             "COMPANY" shall have the meaning set forth in the introductory paragraph hereof.

             "COMPANY ASSETS" shall have the meaning set forth in Section 5.16 hereof.

             "COMPANY PUT AMOUNT" shall have the meaning set forth in Section 2.1(a) hereof.

             "COMPANY PUT NOTICE" shall have the meaning set forth in Section 2.3(a) hereof.

             "COMPANY PUT PURCHASE DATE" shall mean any Trading Day upon which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of a Company Put Amount.

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             "COMPENSATION PLANS" shall mean any stock or option or similar equity-based compensation plans.

             "CONDITION SATISFACTION DATE" shall have the meaning set forth in
Section 3.2 hereof.

             "EFFECTIVE DATE" shall mean December 30, 1999, or such later date as all of the three following conditions shall have occurred: (i) the Company shall have delivered the fully executed Registration Rights Agreement, and any other documents required to be delivered pursuant to the terms of this Agreement, (ii) the Company shall have indicated to the Investor in writing that the Exhibits to this Agreement are in final form and delivered such Exhibits to the Investor, and (iii) the Registration Statement shall have become effective.

             "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws and regulations primarily relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations primarily relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise primarily relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

             "EQUITY OFFERING" shall mean the issuance and sale by the Company,
(a) in a registered public offering or (b) in a transaction exempt from or not subject to the registration requirements of the Securities Act, of any shares of Common Stock or securities which are convertible into or exchangeable for the Company's Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than securities issued or issuable to any present or future or former (at the time of issuance) employee, officer, director or consultant of the Company or its Subsidiaries pursuant to any Compensation Plans), upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants (excluding the Warrants), or other rights, or upon the issuance of any shares of Common Stock issued upon exercise of options, conversion or exchange of convertible or exchangeable securities, warrants or other rights outstanding on the date of execution and delivery of this Agreement, but other than (i) those listed or described in the SEC Documents on file with the SEC (other than the Warrants), (ii) shares of Common Stock which may be issued upon exercise of options granted under the Compensation Plans, (iii) shares of Common Stock which may be issued upon exercise of the Warrants, (iv) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities, in each case which are issued in strategic corporate partnering transactions that do not result in any acquisition or other change in control of the Company, (v) shares of Common Stock which may be issued upon exercise of the warrants issued by the Company pursuant to the Amended and Restated Lantec Stockholders Agreement, dated as of April 6, 1996 among the Company, Robert J. Crowell, James Rousou and the selling stockholders named therein and (vi) shares of Common Stock which may be issued upon exercise of warrants issued by the Company pursuant to the letter agreement, dated July 8, 1999, between the Company and Wit Capital Corporation.

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             "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

             "FLOOR PRICE" shall be $8.00, or the higher or lower dollar amount designated after the date hereof by the Company in a Floor Price Notice; PROVIDED THAT the Company shall not designate the Floor Price at a dollar amount less than $8.00. In the event a Floor Price Notice is not received with respect to a certain Investment Period, the Floor Price set for the preceding Investment Period will continue to be the Floor Price.

             "FLOOR PRICE NOTICE" shall mean a written notice delivered by the Company to the Investor on, or as of, the third (3rd) Trading Day preceding the commencement of an Investment Period which sets forth the Floor Price for such Investment Period.

             "4.9% LIMIT" shall have the meaning specified in Section 2.2(d) hereof.

             "GAAP" shall have the meaning set forth in Section 5.9(a).

             "GOVERNMENTAL ENTITY" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

             "INCLUDED DAY" shall have the meaning set forth in Section 2.4(b) hereof.

             "INVESTMENT AMOUNT" shall mean the dollar amount paid by the Investor for the Common Stock on any Closing Date.

             "INVESTMENT PERIOD" shall mean each successive one-month period (subject to extension as provided by Section 2.5(a)(ii)) commencing on (a) in the case of the first Investment Period, the eleventh (11th) Trading Day following the date the Registration Statement is declared effective, provided that the first Investment Period may start as of a different date upon the mutual written consent of the Company and Investor, and (b) in the case of subsequent Investment Periods, commencing on the first Trading Day subsequent to the expiration of the immediately preceding Investment Period.

             "INVESTOR" shall have the meaning set forth in the introductory paragraph hereof.

             "INVESTOR CALL AMOUNT" shall have the meaning set forth in Section 2.1(b) hereof.

             "INVESTOR CALL NOTICE" shall have the meaning set forth in Section 2.3(b) hereof.

             "INVESTOR CALL PURCHASE DATE" shall mean any Trading Day on which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of an Investor Call Amount.

             "INVESTOR NOTICE" shall have the meaning set forth in Section 2.3(c) hereof.

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             "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company.

             "KNOWLEDGE OF THE INVESTOR" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Investor.

             "LIENS" shall have the meaning set forth in Section 5.16 hereof.

             "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition of the Company which is material and adverse to the Company or to the Company and any other entities controlled by the Company, taken as a whole, or any condition or situation which could prohibit, impair or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement, the Registration Rights Agreement or the Warrants.

             "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, ET SEQ. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

             "MAXIMUM OFFERING AMOUNT" shall have the meaning set forth in the recitals above.

             "MINIMUM COMMITMENT WARRANT" shall have the meaning set forth in
Section 2.6(b).

             "NASD" shall mean the National Association of Securities Dealers, Inc.

             "ORIGINAL AGREEMENT" shall have the meaning set forth in the recitals above.

             "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

             "PRINCIPAL MARKET" shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or any similar organization or agency succeeding such market or exchange's functions of reporting prices, whichever is at the time the principal trading exchange or market for the Common Stock.

             "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

             "PURCHASE PRICE" shall have the meaning set forth in Section 2.4(b) hereof.

             "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 2.6(d) hereof.

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             "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 3.2(a) hereof.

             "SEC" shall mean the Securities and Exchange Commission.

             "SEC DOCUMENTS" shall have the meaning set forth in Section 5.9 hereof.

             "SECURITIES ACT" shall have the meaning set forth in the recitals above.

             "STOCK PRICE" on a given Trading Day shall mean the volume-weighted average trading price for the Common Stock on the Principal Market during such Trading Day, calculated in the manner utilized by Nasdaq as reported by Bloomberg.

             "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

             "TAX RETURN" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

             "TAXES" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

             "TRADING DAY" shall mean any day during which the New York Stock Exchange shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited.

             "VALUE OF OPEN MARKET TRADING" shall mean, with respect to any Trading Day, the product of the reported trading volume of the Common Stock on the Principal Market, multiplied by the weighted average trading price (by trading volume) of the Common Stock on such day (each as determined by Bloomberg or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company); PROVIDED, however, that in the event that the Company consummates a registered public offering of Common Stock (whether primary or secondary), the Trading Day on which such transaction is consummated shall be excluded from any calculation under this Agreement based upon the Value of Open Market Trading; PROVIDED

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FURTHER, that any block trades of 20,000 shares or more of Common Stock shall not be included in the calculation when determining reported trading volume and weighted average trading price.

             "VOLUME LIMIT" shall have the meaning specified in Section 2.2(b) hereof.

             "WARRANT" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANTS" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANT EXERCISE PRICE" shall have the meaning set forth in
Section 2.6(a) hereof.

             "WARRANT SHARE AMOUNT" shall have the meaning set forth in Section 2.6(a) hereof.

             "WARRANT SHARES" shall have the meaning set forth in Section 2.6(d) hereof.


                                       II.

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1. INVESTMENTS. Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period:

         (a) COMPANY PUT. If the Company, in its sole discretion, elects to deliver a Company Put Notice with respect to any Investment Period in accordance with Section 2.3(a) hereof, then upon the Company's delivery of such Company Put Notice, the Investor shall be obligated in such Investment Period to purchase from the Company shares of Common Stock during such Investment Period for an aggregate Purchase Price specified in such Company Put Notice, which Purchase Price shall be between $1,000,000 and $10,000,000 (with any amount in excess of $1,000,000 in a multiple of $50,000), subject to the adjustments and limitations imposed by this Agreement (the "Company Put Amount"). Upon receipt of a Company Put Notice, subject to the terms and conditions contained herein, the Investor shall be obligated to purchase on one or more Closing Dates in respect of each such Company Put Purchase Date or Company Put Purchase Dates as the Investor elects during the Investment Period, shares of Common Stock for an aggregate Purchase Price equal to the Company Put Amount.

         (b) INVESTOR CALL. For any Investment Period with respect to which the Company has timely delivered a Company Put Notice, the Investor may deliver to the Company one or more Investor Call Notices in accordance with Section 2.3(b) hereof at any time prior to the twentieth calendar day following the commencement of such Investment Period. Upon delivery of such an Investor Call Notice, the Company shall be obligated to sell shares of Common Stock to the Investor (in addition to the Company Put Amount) during the corresponding Investment Period for an aggregate Purchase Price specified by Investor in such Investor Call Notice, but in no event less (when aggregated with the purchase prices of all other purchases of Common Stock made pursuant to Investor Call Notices with respect to such Investment Period) than $1,000,000



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or greater (when aggregated with the purchase prices of all other purchases of
Common Stock made pursuant to Investor Call Notices with respect to such Investment Period) than the Company Put Amount, subject to the adjustments and limitations imposed by this Agreement (the "Investor Call Amount"). Upon delivery of such Investor Call Notice, the Investor shall be obligated to purchase on each Closing Date in respect of each such Investor Call Purchase Date or Investor Call Purchase Dates as the Investor elects during the Investment Period to which such Investor Call Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Investor Call Amount.

         (c) PURCHASE OF LESS THAN OR MORE THAN THE COMPANY PUT AMOUNT AND INVESTOR CALL AMOUNTS. Upon delivery of a Company Put Notice to the Investor and/or delivery of an Investor Call Notice or Investor Call Notices to the Company, the Investor may purchase an amount of Common Stock in any Investment Period equal to up to five percent (5%) more than, or less than, the aggregate dollar amount of the Company Put Amount and the Investor Call Amounts, if any, with respect to such Investment Period, and any such purchases shall be treated for purposes of this Agreement as satisfying the Investor's obligations with respect to the Company Put Amount and the Investor Call Amounts, if any, respectively.

         Section 2.2. LIMITATIONS ON INVESTMENT AMOUNT.

         (a) OVERALL MAXIMUM. In no event shall the aggregate dollar amount of the purchases of Common Stock made by the Investor at Closings in all Investment Periods pursuant to Section 2.1 exceed the Maximum Offering Amount; provided, however, that the Investor may purchase Common Stock in excess of the Maximum Offering Amount with the prior written consent of the Company.

         (b) INVESTMENT PERIOD LIMITS. Notwithstanding the obligation of the Investor to purchase shares of Common Stock pursuant to Section 2.1(a), the sum of the Investment Amounts for any Investment Period (whether pursuant to a Company Put Amount or Investor Call Amount(s) or both) shall not exceed the lesser of (x) the Company Put Amount plus the sum of all Investor Call Amounts, if any, (y) an amount equal to the product of (I) 8% of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during the Investment Period immediately preceding such Investment Period times (II) the sum of (A) the number of Trading Days in which the Stock Price is above the Floor Price, and (B) the number of Trading Days that are designated by the Investor as Included Days pursuant to Section 2.4(b), in each of cases (A) and (B), in such immediately preceding Investment Period, (III) rounded up to the next increment of $10,000, and (z) an amount equal to the product of (I) 8% of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during such Investment Period times (II) the sum of (A) the number of Trading Days in which the Stock Price is above the Floor Price, and (B) the number of Trading Days that are designated by the Investor as Included Days pursuant to Section 2.4(b), in each of cases (A) and (B), in such Investment Period, (III) rounded up to the next increment of $10,000 (the lower of the amounts referred to in clauses (y) and (z), the "Volume Limit"); provided, however, that the Investor may waive, in whole or in part, the Volume Limit in any Investment Period.



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         (c) FLOOR PRICE AND PRO RATA REDUCTION OF INVESTOR'S OBLIGATION.
Notwithstanding anything to the contrary contained herein, the Investor's obligation to acquire shares of Common Stock shall be reduced in any Investment Period during which there is one or more Trading Days that the Stock Price is below the Floor Price (other than Included Days), so that the aggregate number of shares of Common Stock required to be purchased by the Investor during such Investment Period shall be that number of shares determined pursuant to Section 2.1, after taking into account any reduction pursuant to Section 2.2(b) hereof, multiplied by a fraction, the numerator of which shall be the sum of (i) the number of Trading Days that the Stock Price is above the Floor Price and (ii) the number of Included Days, and the denominator of which shall be the total number of Trading Days during such Investment Period.

         (d) 4.9% LIMIT. Notwithstanding anything herein to the contrary, the Investor shall not be required or entitled to purchase shares of Common Stock pursuant to this Agreement on any Closing Date to the extent such purchase, when aggregated with all other shares of Common Stock then beneficially owned by the Investor, all purchases of Common Stock pursuant to this Agreement or otherwise within the previous sixty days, and with the shares of Common Stock beneficially or deemed beneficially owned by the Investor pursuant hereto, and the Warrant Shares (if then issued and outstanding) theretofore issued to the Investor pursuant to Section 2.6 and still owned by the Investor, would result in the Investor or any Affiliate of the Investor beneficially owning more than 4.9% of all the issued and outstanding Common Stock on such Closing Date, as determined in accordance herewith and Section 13(d) of the Exchange Act (the "4.9% Limit"). Notwithstanding the foregoing, the Investor shall have the right to waive the 4.9% Limit, in whole or in part, upon 61 days' prior written notice to the Company; PROVIDED, HOWEVER, that such waiver shall not be permitted to the extent that, if the Investor were to acquire additional shares of Common Stock pursuant to such waiver, such notice and/or purchase would result in the Investor or any Affiliate of the Investor beneficially owning more than 9.9% of all the issued and outstanding Common Stock.

         Section 2.3. MECHANICS OF NOTIFICATION

         (a) COMPANY PUT NOTICE. On or before the third (3rd) Trading Day preceding the commencement of an Investment Period, unless otherwise agreed by the parties to this Agreement, the Chief Executive Officer or the Senior Vice President of the Company (or such other person as designated by either in writing) may, at the Company's sole discretion, deliver a written notice to the Investor (each such notice being a "Company Put Notice") which specifies the Company Put Amount and states that the Investor shall be obligated to purchase the Company Put Amount during such Investment Period subject to the terms and conditions contained herein. A Company Put Notice shall be irrevocable.

         (b) INVESTOR CALL NOTICES. If the Company has delivered a Company Put Notice with respect to an Investment Period, the Investor may, in the Investor's sole discretion, deliver one or more written notices to the Company at any time prior to the twentieth calendar day following the commencement of such Investment Period (each such notice being an "Investor Call Notice") which states that the Investor shall purchase an Investor Call Amount during such Investment Period subject to the terms and conditions contained herein. An Investor Call Notice shall be irrevocable.



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s         (c) INVESTOR NOTICES. During any Investment Period in which the
Investor has an obligation to purchase Common Stock pursuant to a Company Put Notice and/or an Investor Call Notice, the Investor may deliver a written notice to the Company at any time during such Investment Period (each such notice being an "Investor Notice") which specifies one or more Company Put Purchase Dates and/or Investor Call Purchase Dates.

         (d) DATE OF DELIVERY OF NOTICES.

                  (i) NOTICES TO THE INVESTOR. A Company Put Notice or any other notice sent by the Company to the Investor shall be deemed to be delivered on the Trading Day it is transmitted by facsimile with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Investor, or, if received on any day which is not a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day.

                  (ii) NOTICES TO THE COMPANY. An Investor Call Notice, Investor Notice or any other notice sent by the Investor to the Company shall be deemed to be delivered on the Trading Day it is transmitted by facsimile with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company, or, if received on any day which is not a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day.

         Section 2.4.      CLOSINGS

         (a) DELIVERIES AT CLOSINGS. On each Closing Date (i) the Company shall deliver to the Investor one or more certificates representing the Applicable Quantity of shares of Common Stock registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor, and (ii) the Investor shall deliver to the Company the Investment Amount (less any amounts withheld pursuant to Section 11.2) by federal funds wire transfer or transfer of New York Clearing House funds. In addition, on or prior to each Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

         (b) PURCHASE PRICE PER SHARE. The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be the lowest Stock Price of the Stock Prices on each of the five (5) Trading Days immediately prior to but excluding a Company Put Purchase Date or Investor Call Purchase Date, as the case may be; PROVIDED, HOWEVER, that (i) upon Investor's prior notice to the Company, which notice may be provided orally, any Stock Price on a Trading Day below the Floor Price may be considered to be equal to the Floor Price for purposes of determining the Purchase Price, and (ii) if no such notice is provided, any Stock Price on a Trading Day below the Floor Price shall not be considered in determining the Purchase Price, and the Purchase Price shall be determined solely by reference to the remaining Trading Days in such five (5) Trading Day period. A Trading Day with respect to which the Investor provides


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notice that the Stock Price shall be considered to be equal to the Floor Price in accordance with clause (i) above shall be deemed an "Included Day."

         Section 2.5. TERMINATION, SUSPENSION AND MODIFICATION OF INVESTMENT OBLIGATION

         (a) (i) BLOCKING EVENTS. The Investor shall not purchase any shares of Common Stock from the Company on any Closing Date, nor shall a Company Put Notice or an Investor Call Notice be delivered at any time during the Commitment Period when there shall exist any one or more of the following: (A) the withdrawal of the effectiveness of the Registration Statement, (B) the Company's failure to satisfy the requirements of Section 3.2 or 3.3, or (C) any failure or interruption in the compliance by the Company with the covenants provided in
Article VI (each of (A), (B), and (C), a "Blocking Event").

                  (ii) REDUCTION OR ELIMINATION OF INVESTOR OBLIGATION TO PURCHASE AND EXTENSION OF INVESTMENT PERIOD. In the event that a Blocking Event occurs during an Investment Period, the obligation of the Investor to purchase shares of Common Stock (pursuant to either a Company Put Notice or an Investor Call Notice) during such Investment Period shall, unless such Blocking Event is waived in writing by the Investor, be reduced (but in no event shall such reduction result in a negative number) by subtracting an amount calculated by multiplying the amount which the Investor would otherwise be obligated to purchase by a fraction, the numerator of which shall be 1-1/2 times the number of Trading Days within such Investment Period that such event or events exist and the denominator of which shall be the number of Trading Days within such Investment Period (without adjustment pursuant to Section 2.2(c) reflecting the Stock Price being below the Floor Price) from the Investor's obligation during such Investment Period. If such event remains uncured for a period of greater than five (5) Trading Days or exists during the last five (5) Trading Days of the Investment Period, the remaining obligation of the Investor to purchase shares of Common Stock pursuant to a Company Put Notice or an Investor Call Notice shall be canceled for the remainder of the Investment Period. If such event exists on the last day preceding an Investment Period with respect to which the Company has delivered a Company Put Notice, the Company shall, unless waived in writing by the Investor, have five (5) Trading Days in which to cure, and if cured within such period, the commencement of the Investment Period shall be postponed for such number of days during such period as the event remained uncured, but in no event shall such Investment Period be postponed for a period in excess of five (5) Trading Days.

         (b) ADDITIONAL EVENTS OF TERMINATION OF INVESTOR OBLIGATION. The obligation of the Investor to purchase shares of Common Stock under this Agreement may, if the Investor in its sole and absolute discretion so elects, be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (i) the Registration Statement shall not have been declared effective by the SEC on or before one hundred twenty (120) days from the date of this Agreement; (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, or any withdrawal of the effectiveness of the Registration Statement for a period greater than twenty
(20) Trading Days in any Investment Period for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (iii) the Company shall at any time fail to comply with the requirements of Sections 6.2, 6.3, 6.4, 6.6 or 6.7 and the Company shall fail to cure such noncompliance within (A) five (5) Trading Days after receipt of notice from the Investor of its election to terminate this Agreement, provided that the Investor has been notified by the Company of such noncompliance within two (2) Trading Days of the occurrence of such noncompliance or, if the noncompliance relates to a failure of the Company to comply with the provisions of Section 6.6, the Investor otherwise becomes aware of such noncompliance or (B) otherwise within five (5) Trading Days of the occurrence of such noncompliance; provided, however, that notwithstanding the foregoing, the Investor may, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days.

         Section 2.6. WARRANTS

         (a) WARRANTS.

                  (i) On or before five (5) business days following the notification by the Investor of its calculation of the Warrant Share Amount, the Company shall issue to the Investor a warrant which gives the Investor the right to purchase, on the terms and conditions set forth in this Section 2.6(a), that number of shares of Common Stock equal to the Warrant Share Amount (as defined in Section 2.6(a)(iii) below) (the "Warrant," and collectively with the Minimum Commitment Warrant, the "Warrants").

                  (ii) The Warrant shall entitle the holder thereof to purchase Common Stock from time to time within five (5) years from the date the Warrant is issued at an exercise price per share equal to 120% of the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all purchases of Common Stock by the Investor during the Commitment Period (the "Warrant Exercise Price").

                  (iii) "Warrant Share Amount" shall mean the number of shares equal to 15,000 times a fraction, of which the denominator is $1,000,000 and the numerator is the aggregate Purchase Price of Common Stock purchased at the Closings of all purchases of Common Stock by the Investor during the Commitment Period (rounded to the nearest $100,000 increment).

         (b) MINIMUM COMMITMENT WARRANT. In the event, but only in the event, that after the end of the Commitment Period the aggregate dollar amount of all purchases of Common Stock by the Investor during the Commitment Period is less than $10,000,000, within five (5) Trading Days of the end of the Commitment Period, the Company will issue to the Investor a warrant, exercisable by the Investor in its sole and absolute discretion from time to time within five (5) years from the date of issuance (the "Minimum Commitment Warrant") to purchase that number of shares of Common Stock equal to 150,000 less the number of shares issuable upon exercise of any and all Warrants issued pursuant to Section 2.6(a), at an exercise price per share equal to 120% of the average of the Stock Price for the five (5) Trading Days preceding the termination of this Agreement in accordance with its terms; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the event the Board of Directors of the Company sends notice to the Investor that it has reasonably determined that the review by the SEC of the Registration Statement may have an adverse effect on the timing or marketability of a public offering of securities by elcom.com, inc., a Subsidiary of the Company, this Agreement shall terminate and the Minimum Commitment Warrant may be exercised at the above price to purchase 100,000 shares of Common Stock.

         (c) FORM OF WARRANT. Each of the Warrant and the Minimum Commitment Warrant shall be substantially in the form of EXHIBIT A hereto.

         (d) REGISTRATION RIGHTS FOR WARRANT SHARES. The resale by the Investor of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") shall be subject to a registration rights agreement (the "Registration Rights Agreement") entered into between the Company and the Investor on the date of execution of this Agreement.


                                      III.

                              CONDITIONS PRECEDENT

             3.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below, which conditions cannot be waived without the prior written consent of the Company.

                         (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND
WARRANTIES. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of each such Closing as though made at each such time.

                         (b) PERFORMANCE BY THE INVESTOR. The Investor shall
have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                         (c) NO INJUNCTION.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which would be reasonably likely to have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

             3.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE PURSUANT TO A COMPANY PUT NOTICE. The obligation of the Investor to purchase pursuant to a Company Put Notice and the right of the Company to deliver a Company Put Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing is subject to the satisfaction, on the date of delivery of a Company Put Notice, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Company and the Investor.

                         (a) REGISTRATION OF THE COMMON STOCK WITH THE SEC. The
Company shall have filed with the SEC a registration statement (the "Registration Statement") for the registration of the Common Stock to be acquired pursuant to this Agreement under the Securities Act, which Registration Statement shall have been filed as early as practicable, but in no event later than thirty (30) days following the date of this Agreement and which Registration Statement shall have been declared effective by the SEC no later than one hundred twenty (120) days following the date of this Agreement. Furthermore, the Company shall have filed (i) with the applicable state securities commissions such blue sky filings as shall have been reasonably requested by the Investor, and (ii) any required filings with the NASD or exchange or market where the Common Stock is traded.

                         (b) EFFECTIVE REGISTRATION STATEMENT. The Registration
Statement shall be in effect and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or related Prospectus shall exist.

                         (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND
WARRANTIES. The representations and warranties of the Company as set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties made as of a specific date).

                         (d) PERFORMANCE BY THE COMPANY. The Company shall have
performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                         (e) NO INJUNCTION. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                         (f) ADVERSE CHANGES. Since December 31, 1999, no event
which had or is reasonably likely to have a Material Adverse Effect has occurred, except as disclosed in the SEC Documents or Company press releases subsequent to such date.

                         (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON
STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                         (h) LEGAL OPINIONS. Except as otherwise provided in
this Section 3.2(h), the Company shall have caused to be delivered to the Investor, (i) within five (5) Trading Days following the effective date of the Registration Statement, (ii) as of a date within five (5) Trading Days after the date of the Company's filing of its most recent quarterly report on Form 10-Q (or the date by which such report is required to be filed), (iii) as of a date within five (5) Trading Days after the date on which the Company announces, whether on a preliminary or definitive basis, its fourth quarter or full-year financial results, (iv) to the extent provided by (and only at the times provided by) Section 3.3, and (v) as of a date within five (5) Trading Days of the beginning of an Investment Period as to which the Company has delivered a Company Put Notice (PROVIDED, HOWEVER, that in no event shall such delivery by the Company be required more than one (1) time during any given Investment Period unless such delivery is reasonably requested by Investor), a letter of the Company's independent counsel containing the opinions and statements set forth in EXHIBIT B hereto, addressed to the Investor (but not rendering an opinion) stating also, INTER ALIA, that, without independently checking the accuracy of or completeness of, or otherwise verifying any statements of fact contained in the Registration Statement, no facts have come to such counsel's attention that would cause it to believe that the Registration Statement (as amended, if applicable), contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying Prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; PROVIDED, however, that in the event that such a letter cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly notify the Investor and promptly revise the Registration Statement, and the Company shall not deliver a Company Put Notice or, if a Company Put Notice shall have been delivered in good faith without knowledge by the Company that a letter of independent counsel cannot be delivered as required, shall postpone, if necessary, any pending Closing Date (including a Closing Date with respect to an Investor Call Notice) for a period of up to five (5) Trading Days until such a letter is delivered to the Investor (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date or calculated as of the actual Closing Date. Notwithstanding the foregoing, the Company's independent counsel shall also deliver to the Investor, on or before the Effective Date, an opinion in form and substance reasonably satisfactory to the Investor addressing the matters specified in EXHIBIT C hereto; PROVIDED, HOWEVER, that no opinions shall be required to be delivered pursuant to this
Section 3.2(h) unless and until the Company delivers a Company Put Notice with respect to an Investment Period.

                         (i) ACCOUNTANT'S LETTER.

                                 (i) The Company shall have furnished to the
Investor a comfort letter of its independent auditors in customary form, including a statement to the effect that they have performed the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor a report addressed to the Investor, (x) within five (5) Trading Days following the effective date of the Registration Statement and (y) within ten (10) Trading Days following the filing with the SEC of each SEC Document containing unaudited financial statements of the Company which is deemed to be incorporated by reference in the Registration Statement; PROVIDED, HOWEVER, that no "agreed upon procedures" report shall be required to be delivered pursuant to this Section 3.2(i) unless and until the Company delivers a Company Put Notice with respect to an Investment Period.

                                  (ii) In the event that the Investor shall have
requested delivery of an "agreed upon procedures" report pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.

                                  (iii) In the event that a report required by
this Section 3.2 cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Company Put Notice or, if a Company Put Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors cannot be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.4 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

                         (j) OFFICER'S CERTIFICATE. The Company shall have
delivered to the Investor, on each Closing Date, a certificate in form and substance reasonably acceptable to the Investor, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                         (k) DUE DILIGENCE. No dispute between the Company and
the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

             3.3 DUE DILIGENCE REVIEW. The Company shall make available, during normal business hours, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

             The Company shall not disclose nonpublic information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

             Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, PROVIDED, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by any such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; PROVIDED, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information. The Investor's advisors or representatives shall make complete disclosure to the Investor's independent counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; PROVIDED, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus. In the event after such consultation the Investor's independent counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, (b) if the Company disputes the existence of any such material misstatement or omission, (i) and the dispute relates to information other than financial statements, schedules and other financial or statistical information included or incorporated by reference therein, the Company's independent counsel shall provide the Investor's independent counsel with a letter (customary in form and scope as provided to an underwriter in an underwritten public offering) stating that, without independently checking the accuracy or completeness of, or otherwise verifying, any statements of fact contained in the Registration Statement, nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such letter, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading or (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (c) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the letter referenced in clause (b)(i) above to the Investor, then this Agreement shall be suspended for a period of up to thirty
(30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above,
(ii) provide to the Investor the Company's independent counsel letter or a copy of the letter of the Company's independent auditors referenced above, as applicable, or (iii) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate.

                                       IV.
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

             The Investor represents and warrants to the Company as follows:

             4.1 [Reserved.]

             4.2 [Reserved.]

             4.3 AUTHORITY. The Investor has full power and authority as a limited liability company to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

             4.4 NO BROKERS. The Investor has taken no action that would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

             4.5 NOT AN AFFILIATE. The Investor is not an officer, director or Affiliate of the Company.

             4.6 ORGANIZATION AND STANDING. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite power and authority as a limited liability company to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect.

             4.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

             4.8 DISCLOSURE: ACCESS TO INFORMATION. The Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it and that it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations hereunder. The Investor further represents that it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Common Stock and the Warrants, and the business, properties, prospects and financial condition of the Company.

             4.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

             4.10 FINANCIAL CAPABILITY. The Investor presently has the financial capacity and the necessary capital to perform on a timely basis all of its obligations hereunder. The Investor has, or has available to it, sufficient funds to satisfy all of its financial obligations under the Agreement. The Investor will promptly notify the Company of any event or circumstance that could be reasonably expected to hinder the Investor's ability to perform its obligations hereunder.

             4.11 NO NASD PROCEEDINGS. To the Knowledge of the Investor, there are no disciplinary proceedings involving the Investor or any of its employees pending before the NASD.

             4.12 [Reserved.]

             4.13 [Reserved.]

             4.14 NO HEDGING OR SHORT SELLING. (a) During the period sixty (60) days prior to the date of this Agreement the Investor has not engaged in any short sales or hedging of any kind in anticipation of this Agreement, and (b) during the term of this Agreement the Investor may make sales in anticipation of Company Put Notices, but may not make any sales with the intention of reducing the price of the Common Stock to Investor's benefit.

             4.15 COMPLIANCE WITH SECURITIES LAWS. The Investor acknowledges and agrees that any transactions in the Common Stock effected by the Investor shall comply with all applicable securities laws, including, without limitation, if applicable, Regulation M promulgated under the Exchange Act.

             4.16 NO TRANSACTIONS BELOW FLOOR PRICE. During each Investment Period, the Investor will not engage in any transaction in the Common Stock in which the per share price of the Common Stock is below the Floor Price with respect to such Investment Period.


                                       V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             Except as disclosed in the SEC Documents, Company press releases or in the Disclosure Schedule delivered by the Company to the Investor on the date hereof, the Company represents and warrants to the Investor as follows:

             5.1 CORPORATE ORGANIZATION. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Investor or its agents complete and correct copies of the Certificate of Incorporation, as amended, and by-laws of the Company as in effect on the date hereof.

             5.2 CAPITALIZATION.

                         (a) The authorized Capital Stock of the Company
consists of (i) 50,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of December 24, 1999, there were (i) 29,134,559.5 shares of Common Stock issued, all of which are duly authorized and validly issued, fully paid and nonassessable, (ii) 257,739 shares of Common Stock owned by the Company in its treasury and (iii) 8,796,238 shares of Common Stock reserved for issuance pursuant to stock options granted or which may be granted under the Compensation Plans. The Company has not issued any Common Stock since December 24, 1999, except pursuant to the exercise of stock options or pursuant to the Company's Compensation Plans, nor has the Company since such date repurchased or redeemed or acquired any such shares. No shares of Capital Stock of the Company are entitled to preemptive rights.


                         (b) Except as set forth in Section 5.2(a) above, the
Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of Capital Stock or any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or otherwise obligating the Company to issue or sell or entitling any Person to acquire from the Company, and the Company is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock.

                         (c) Upon issuance of the Common Stock, and payment of
the Purchase Price therefor, pursuant to a purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Investor good and valid title to the Common Stock, free and clear of any material Lien, other than Liens, if any, created by the Investor and such Common Stock will be duly authorized, fully paid and nonassessable.

             5.3 SUBSIDIARIES.

                           (a) The Company does not have any Subsidiaries that
own material assets or are subject to material liabilities, other than those listed on SCHEDULE 5.3(A) of the Disclosure Schedule. Each Subsidiary is, directly or indirectly, wholly-owned by the Company.

                          (b) (i) All the outstanding stock or other equity or
ownership interests of each Subsidiary is owned free and clear of all material Liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital Stock of any such Subsidiary.

             5.4 AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants, to issue the Common Stock pursuant to this Agreement and the Warrants, and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. To the Knowledge of the Company, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrants, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, except for any approval of the Company's shareholders that may be required pursuant to Rule 4460 of the Marketplace Rules of the Nasdaq Stock Market. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrants, upon the payment of the purchase price therefor in accordance with the terms hereof and thereof, will be duly and validly issued, fully paid and nonassessable, and each of this Agreement, the Registration Rights Agreement and the Warrants, when executed and delivered constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

             5.5 NO VIOLATION; CONSENTS.

                         (a) Assuming the making or receipt of all filings,
notices, registrations, consents, approvals, permits and authorizations described in this Section 5.5, the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, and the issuance of the Common Stock, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement and the Warrants, the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement and the Warrants, will not (i) conflict with, violate or result in any breach of the Certificate of Incorporation, as amended, or by-laws of the Company or its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (i), (ii) and
(iii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Common Stock.

                         (b) Except for (i) applicable requirements, if any,
under Blue Sky Laws, (ii) the filing of additional listing applications with Nasdaq, and (iii) the filing of the Registration Statement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants, the issuance of the Common Stock or the consummation by the Company of the transactions contemplated hereby and thereby.

             5.6 COMPLIANCE WITH APPLICABLE LAW. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries possess all domestic and foreign governmental licenses, permits, authorizations and approvals and have made all registrations and given all notifications required under federal, state, local or foreign law to carry on in all respects their businesses as currently conducted, except as otherwise disclosed in writing by the Company to the Investor on or prior to the date hereof, and except where the failure to have any such licenses, permits, authorizations or approvals, individually or in the aggregate, would not have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

             5.7 YEAR 2000 COMPLIANCE. The Company's computer systems (both hardware and software) and telephone systems (collectively, the "Computer System") are in good working order. The Computer System (i) shall accurately input, process and output all date and time data, from years in the same century or in different centuries, including by yielding correct results in arithmetic operations, comparisons and sorting of date and time data and in leap year calculations, and (ii) will not abnormally cease to operate, return an error message or otherwise fail due to date- or time-related processing or due to the then-current date being before, on or after January 1, 2000 or any other date, except, in any case, where any error or malfunction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

             5.8 LITIGATION. There is no claim, action or proceeding (including any condemnation proceeding) pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

             5.9 SEC DOCUMENTS, FINANCIAL STATEMENTS.

                         (a) The Common Stock is registered pursuant to Section
12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) (all of the foregoing, and all other documents and registration statements, whether heretofore or hereafter filed by the Company with the SEC since January 1, 1996, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market, which is, as of the date hereof, the Nasdaq National Market. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents through March 31, 2000. The Company has not provided to the Investor any material information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the Investor of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Investor, such Prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                         (b) During the three (3) years preceding the date
hereof, the SEC has not issued an order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

             5.10 NO UNDISCLOSED OR CONTINGENT LIABILITIES. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) disclosed in the Company's most recent Form 10-K or any SEC Document filed subsequent to such Form 10-K or (ii) incurred by the Company or any of its Subsidiaries since December 31, 1999 in the ordinary course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

             5.11 TAXES. The Company and its Subsidiaries have timely filed all necessary Tax Returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all the tax years through December 31, 1998 indicated on such Tax Returns as being due and payable, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company and have been adequately reserved for by the Company), except where any failure to file or pay would not have a Material Adverse Effect. There are no tax deficiencies which would reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have paid all Taxes which have become due and payable by the Company (other than Taxes that are being challenged in good faith or have been adequately reserved for by the Company), whether pursuant to any assessments, or otherwise, except where any failure to pay would not have a Material Adverse Effect, and there is no further liability (whether or not disclosed on such returns) or assessments for any such Taxes, and no interest or penalties accrues or accruing with respect thereto; the amounts currently set up as provisions for Taxes or otherwise by the Company and its Subsidiaries on their books and records are sufficient in all material respects for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, except where such insufficiency would not have a Material Adverse Effect, and for which the Company and its Subsidiaries may be liable in their own right, or as transferee of the assets of, as successor to any other corporation, association, partnership, joint venture or other entity.

             5.12 EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements covering the employees of the Company and its Subsidiaries (the "Benefit Plans") have been operated and administered in all material respects in compliance with their terms and applicable law, and there are no claims, liabilities or obligations of any kind whatsoever relating to the Benefit Plans which individually or in the aggregate would have a Material Adverse Effect.

             5.13 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and except in the ordinary course of business consistent with past practice there has not been:

                                  (i) to the Knowledge of the Company, any
event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                                  (ii) any declaration, setting aside or payment
of any dividend or other distribution with respect to any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                                  (iii) any amendment of any material term of
any outstanding security of the Company or any Subsidiary;

                                  (iv) any incurrence, assumption or guarantee
by the Company or any Subsidiary of any indebtedness for borrowed money, other than (i) working lines of credit or borrowings under existing lines of credit or floor plan financing arrangements, (ii) any license fees and royalties and (iii) pursuant to any lease;

                                  (v) any creation or assumption by the Company
or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

                                  (vi) any making of any loan, advance or
capital contributions to or investment in any Person in excess of $500,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                                  (vii) any damage, destruction or other
casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                                  (viii) any transaction or commitment made, or
any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in any such case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                                  (ix) any material change in any method of
accounting or accounting practice by the Company or any Subsidiary.

             5.14 ENVIRONMENTAL MATTERS.

                         (a) The Company and its Subsidiaries have obtained all
permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

                         (b) The Company and its Subsidiaries are in compliance
in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in subsection (a) of this Section 5.14, and also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                         (c) There is no civil, criminal or administrative
action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively, "Actions") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

             5.15 MATERIAL CONTRACTS.

                         (a) Neither the Company nor any Subsidiary is a party
to or bound by any agreement or arrangement material to the Company and its Subsidiaries taken as a whole ("Material Contracts").

                         (b) Each Material Contract is in full force and effect
and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the

Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

             5.16 PROPERTIES; ENCUMBRANCES. Subject to the next succeeding sentence, each of the Company and its Subsidiaries has good and valid title, and in the case of real property, insurable title, to all material properties and assets which it purports to own (real, personal and mixed, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"), including, without limitation, all the material properties and assets reflected on the Balance Sheet (except for (i) real and personal property sold since the date of the Balance Sheet or which was obsolete or no longer useful in connection with the businesses of the Company and its Subsidiaries and (ii) capital leases reflected on the Balance Sheet), and all material properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet. All Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("Liens"), except (A) as reflected on the Balance Sheet, (B) as set forth on SCHEDULE 5.16 of the Disclosure Schedule, (C) statutory Liens of carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not yet delinquent or being contested in good faith, (D) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that, individually or in the aggregate together with all other such exceptions, do not have a Material Adverse Effect, (E) Liens for Taxes and (F) Liens that do not interfere with the present use of the property subject to the Lien.

             5.17 INSURANCE. All current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. With respect to all such insurance policies purchased by the Company or any of its Subsidiaries, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. To the Knowledge of the Company, the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business.

             5.18 EMPLOYEE CLAIMS; LABOR MATTERS. There are no claims or actions pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, unions, or former employees that would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. The

Company and each of its Subsidiaries have no collective bargaining agreements covering employees of the Company or any Subsidiary.

             5.19 MATERIAL DISCLOSURE. To the Knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investor in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or Schedule hereto) and any written statements, documents or certificates furnished to the Investor by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

             5.20 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights material to the general business now operated by them and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

             5.21 [Reserved.]

             5.22 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. To the Knowledge of the Company, since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company.

             5.23 NO INTEGRATED OFFERING. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require the offering of such other securities to be integrated with the offering of the shares of Common Stock to be issued under this Agreement.

             5.24 NO BROKERS. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby.

             5.25 NO VIOLATION OF COVENANTS. To the Knowledge of the Company, no event of default has occurred and is continuing (or event which with the lapse of time or notice or both would constitute such an event) which has not otherwise been waived under any revolving credit facility, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed or any other material agreement to which the Company or any of its

Subsidiaries is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, and in any case, which the failure to cure or obtain a waiver with respect to such default would have a Material Adverse Effect.


                                       VI.

                            COVENANTS OF THE COMPANY

             6.1 REGISTRATION RIGHTS. The Company shall comply in all respects with the terms of the Registration Rights Agreement.

             6.2 RESERVATION OF COMMON STOCK. Except as disclosed in the SEC Documents, the Company has reserved and will continue to reserve and keep available at all times in any Investment Period, such number of shares of Common Stock, free of preemptive rights, necessary to enable the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings in such Investment Period and incident to the exercise of the Warrants issued hereunder; such amount of shares of Common Stock to be reserved to be calculated based upon the Floor Price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the Purchase Price therefor and the issuance of the Warrants and (b) stock splits and stock dividends and distributions.

             6.3 LISTING OF COMMON STOCK. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants). The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. If the Principal Market is the Nasdaq National Market, the Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock on the Nasdaq National Market.

             6.4 EXCHANGE ACT REGISTRATION. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal

Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

             6.5 REGISTRATION ON FORM S-3. If the Company does not initially file the Registration Statement on Form S-3, the Company shall use its best efforts to refile and amend the Registration Statement on Form S-3.

             6.6 LEGENDS. Except as otherwise provided by Section 7.1 hereof, the certificates evidencing the Common Stock to be issued to the Investor at each Closing and upon the exercise of the Warrants shall be free of legends or stop transfer or other restrictions.

             6.7 CORPORATE EXISTENCE. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the ability of the Company to partake in any merger, asset sale or acquisition transaction involving the Company, subject to the Company complying with the terms of this Agreement.

             6.8 ADDITIONAL SEC DOCUMENTS. During the term of this Agreement, the Company will notify the Investor, as and when all SEC Documents are submitted to the SEC for filing.

             6.9 "BLACKOUT PERIOD". During the term of this Agreement, the Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related Prospectus in respect of an offering of securities required to be registered under this Agreement or the Registration Rights Agreement: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related Prospectus;
(b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of such registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event which makes any statement made in the registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related Prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, in which event the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus. The Investor shall not be obligated to purchase any shares pursuant to a Company Put Notice during the Investment Period in which any of the foregoing events continued.

                                      VII.

                      LEGENDS AND DELIVERY OF CERTIFICATES

             7.1 LEGENDS AND DELIVERY OF CERTIFICATES. The Warrants and, unless otherwise provided below, the certificates evidencing the Common Stock to be issued to the Investor upon exercise of the Warrants, will bear the following legend (the "Legend"):

             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

             In the event shares of Common Stock are issued upon exercise of the Warrants in circumstances pursuant to which shares of Common Stock are either required to bear the Legend or are not to bear the Legend, such certificates (bearing or not bearing the Legend, as appropriate) shall be issued and delivered to the Investor or as otherwise directed by the Investor on the applicable Closing Date or within two Trading Days of the surrender of the Warrants for exercise (together with all other documentation required to be delivered to effect such exercise), as applicable, in each case against payment therefor.

             The Company shall cause the transfer agent for the Common Stock to issue and deliver to the Investor or as otherwise directed by the Investor, shares of Common Stock not bearing the Legend, during the following periods and under the following circumstances and without the need for any further advice or instruction or documentation to the transfer agent by or from the Investor:

                         (a) At any time from and after the effective date of
the applicable registration statement: (i) incident to the exercise of the Warrants; and (ii) upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; PROVIDED THAT in connection with such event the Investor confirms to the transfer agent in a writing that the Company and its counsel are entitled to rely upon that the Investor intends to sell such Common Stock to a third party which is not an Affiliate of the Company or the Investor, and the Investor agrees to redeliver such Common Stock to the transfer agent to add the Legend in the event the Common Stock is not sold; and

                         (b) At any time from and after the Closing Date, upon
any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations, in a writing that the Company and its counsel are entitled to rely upon, that (i) the then holder thereof is permitted to dispose of such Common Stock pursuant to Rule 144(k) under the Securities Act, (ii) such holder intends to effect the sale or other disposition of such Common Stock whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Securities Act or (iii) such holder is not then subject to such requirements; PROVIDED THAT in the case of surrenders described in clauses (ii) and (iii) thereof, the holder provides an opinion of counsel in form and substance reasonably satisfactory to the Company.

             7.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or stop transfers or other restrictions on transfer have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

             7.3 INVESTOR'S COMPLIANCE. Nothing in this Article VII shall affect in any way the Investor's obligations under any agreement or otherwise to comply with all applicable securities laws upon the sale of Common Stock issued pursuant to a Closing or resale of Common Stock issued upon exercise of the Warrants.


                                      VIII.

                         OTHER ISSUANCES OF COMMON STOCK

             8.1 EQUITY OFFERING ADJUSTMENT TO PURCHASE PRICE. In the event that the Company makes an Equity Offering during an Investment Period, then notwithstanding anything herein to the contrary, the purchase price per share of Common Stock for any Investment Amount made solely within such Investment Period but following the consummation of the Equity Offering shall be the lower of (a) the lowest effective purchase price per share of Common Stock received by the Company in any such Equity Offering, and (b) the price per share of Common Stock determined hereunder with respect to purchases of Common Stock effected by the Investor during such Investment Period.

             8.2 OTHER ADJUSTMENTS TO PURCHASE PRICE AND FLOOR PRICE. The daily low trading or closing sale price, as applicable, of the Common Stock for any Trading Day used to calculate the Purchase Price and the Floor Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Company's Common Stock.

                                       IX.

                  CHOICE OF LAW AND VENUE, WAIVER OF JURY TRIAL

             THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF

CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) Trading Days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


                                       X.

              ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION

             10.1 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Investor (a "Permitted Transferee"). The rights and obligations of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

             10.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Registration Rights Agreement, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

             10.3 PUBLICITY. Each of the Company and the Investor agree that they will not disclose, and will not include in any public announcement, the name of the other without its prior consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, each of the Company and the Investor shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

             10.4 TERMINATION. (a) The Company may, in its sole discretion, terminate this Agreement and Investor's obligation to purchase any Investment Amount for the remainder of the Commitment Period.

             (b) The Investor may terminate this Agreement as a result of (i) a breach by the Company of any material representation, warranty, covenant or other obligation in this Agreement or the Registration Rights Agreement or (ii) if the Investor reasonably determines, in its sole discretion, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes it illegal or materially impractical for the Investor to fulfill its commitment pursuant to this Agreement, but in the case of either (i) or (ii) above, Investor may terminate this Agreement only after a 60-day period in which the parties negotiate in good faith, in the case of (i), a reasonable substitute for such provision or, in the case of (ii), a reasonable alternative manner not illegal or impossible for the Investor to fulfill its commitment pursuant to this Agreement.


                                       XI.

                  NOTICES, COSTS AND EXPENSES, INDEMNIFICATION

             11.1 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

             If to the Company, to:

Elcom International, Inc.
10 Oceana Way
Norwood, Massachusetts 02062
Attention:  Robert J. Crowell
Facsimile No.:  (781) 551-0409

             With a copy (which shall not constitute notice) to:

Calfee, Halter & Griswold LLP
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114
Attention: Douglas A. Neary, Esq.
Facsimile No.:  (216) 241-0816

             If to the Investor, to

Cripple Creek Securities, LLC c/o The Palladin Group
195 Maplewood Ave.
Maplewood, New Jersey 07040
Attention:  Robert L. Chender
Facsimile No.: (973) 313-6491

             With a copy (which shall not constitute notice) to:

Arnold & Porter
555 12th Street, N.W.
Washington, D.C. 20004-1202
Attention:  L. Stevenson Parker, Esq.
Facsimile No.: (202) 942-5999

Subject to Section 2.3(d), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the second business day following the date of deposit for delivery of such notice with a reputable air courier service.

             11.2 COSTS AND EXPENSES. The Company shall be responsible for the Investor's reasonable (a) legal fees and related expenses incurred in entering into this Agreement up to a maximum amount of $40,000, which shall be payable upon execution and delivery of this Agreement, and (b) out-of-pocket costs and expenses in connection with the performance of its obligations hereunder up to a maximum amount of $35,000 initially, and $7,500 quarterly thereafter. The Company agrees to pay the Investor the amounts due under clause (b) of the preceding sentence within thirty (30) days following the Investor's request therefor upon presentation of supporting documentation. In the event payment is not received within such thirty (30) day period, Investor shall have the right to deduct any such amounts owed by the Company to the Investor from any amounts owed by the Investor to the Company pursuant to Section 2.4(a) herein.

             11.3 INDEMNIFICATION.

                         (a) INDEMNIFICATION OF INVESTOR. The Company agrees to
indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                                  (i) against any and all loss, liability,
claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                  (ii) against any and all loss, liability,
claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED THAT (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                                  (iii) against any and all reasonable expenses
whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened in writing, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; PROVIDED, however, that no indemnity obligation of the Company shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement (or any amendment thereto), including the Prospectus (or any amendment or supplement thereto).

                         (b) INDEMNIFICATION OF COMPANY. The Investor agrees to
indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus.

                         (c) ACTION AGAINST PARTIES; NOTIFICATION. Each
indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, in any case, to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party reasonably promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there are fundamental defenses available to it or them which are inconsistent with those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such reasonable fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11.3 or Section 11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each such nonconsenting indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any such nonconsenting indemnified party.

                         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.
If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees, subject to the arbitration provisions set forth in this paragraph, that it shall be liable for any settlement of the nature contemplated by Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; PROVIDED, HOWEVER, that if the indemnifying party disputes the reasonableness of the fees and expenses of the indemnified party, each party agrees that such dispute shall be governed by and finally settled under the rules of binding arbitration of the American Arbitration Association (the "AAA") by a panel of three arbitrators familiar with Delaware corporate law (at least one of whom shall be an attorney) appointed by the AAA. Any such claim or controversy under this Section 11.3(d) shall first be promptly submitted to the AAA under its minitrial procedures. Until such dispute is resolved in accordance with this paragraph, the indemnifying party shall not be liable for any settlement effected without its written consent and such fees and expenses shall not become payable, unless otherwise agreed to by the indemnifying party and the indemnified party.

             11.4 CONTRIBUTION. If the indemnification provided for in Section
11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses to the extent provided for herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement and the receipt of Warrants issued or issuable hereunder or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Investor on the other hand and in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

             The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective portions as the total proceeds from the offering of the Common Stock pursuant to this Agreement received by the Company from the Investor, on the one hand, and the total profits received by the Investor upon the sale of such Common Stock and the receipt of Warrants issued or issuable hereunder, on the other hand, bear to the aggregate public offering price.

             The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

             Notwithstanding the provisions of this Section 11.4, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public and the value of Warrants issued or issuable hereunder exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

             No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             For purposes of this Section 11.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

             11.5 GENERAL INDEMNIFICATION. Each party shall indemnify the other against any material loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

             11.6 INDEMNIFICATION OF ACCOUNTANTS. The Investor hereby agrees to hold harmless the Company's independent auditors from any liability that may arise out of the delivery of an "agreed upon procedures" letter pursuant to clause (b)(ii) in the third paragraph of Section 3.3 hereof.





                                      XII.

                                  MISCELLANEOUS

             12.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

             12.2 SURVIVAL; SEVERABILITY. (a) The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period,
(ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED THAT such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

             12.3 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             12.4 EFFECTIVENESS OF THE AGREEMENT. This Agreement shall be effective as of the Effective Date.






                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES, LLC           ELCOM INTERNATIONAL, INC.



By:  /S/ ROBERT L. CHENDER              By:  /S/ PETER A. RENDALL
     ------------------------------          --------------------
     Name:  Robert L. Chender                Name: Peter A. Rendall
     Title     Principal                     Title:  Chief Financial Officer






                               [SIGNATURE PAGE TO
                              AMENDED AND RESTATED
              STRUCTURED EQUITY LINE FLEXIBLE FINANCING AGREEMENT]

                                    EXHIBIT A

                 FORM OF WARRANT AND MINIMUM COMMITMENT WARRANT

                                    EXHIBIT B
               FORM OF LETTER OF THE COMPANY'S INDEPENDENT COUNSEL

                                    EXHIBIT C

                              FORM OF LEGAL OPINION



                                       45